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                             Exhibit 6-A               STATE OF DELAWARE
                             Page 1 of 11             SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                   FILED 08:30 AM 11/28/1995
                                                      950274205 - 704607



                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

         COLUMBIA GAS TRANSMISSION CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is COLUMBIA GAS TRANSMISSION CORPORATION. The date of filing its original Certificate of Incorporation with the Secretary of State was March 3, 1969.

         2. This is an amendment to the Restated Certificate of Incorporation which was filed in the Office of the Secretary of State for the State of Delaware on March 19, 1982. The effect of this Amendment is to add a new Paragraph 9 as follows:

         "NINTH: No non-voting equity securities of the Corporation may be issued. This provision is to comply with Section 1123 of the United States Bankruptcy Code, 11 U.S.C. Section 1123(a)(5)(I), and Section 1123 (a)(6) shall have no force and effect except to the extent required by such Section so long as such Section is in effect and applicable to the Corporation".

         3. The text of the Certificate of Incorporation as amended is hereby restated without further amendments or changes to read as herein set forth in full:
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                                  Exhibit 6-A
                                  Page 2 of 11




         FIRST. The name of the Corporation is COLUMBIA GAS TRANSMISSION CORPORATION

         SECOND. The address of its registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The nature of the business or purposes to be conducted or promoted are:

                  (a) To prospect, explore and drill for, or otherwise acquire, import, export, produce, mine, gather, store, treat, refine, reform, blend, combine, manufacture, strip, purchase, transmit, transport, sell or otherwise dispose of, furnish and deliver natural, artificial and mixed gas, oil and other hydrocarbons including gasoline, and sulphur and other minerals and mineral substances either gaseous, liquid or solid, together with all derivatives, products or by-products thereof;

                  (b) To construct, purchase, lease or otherwise acquire, own, operate, maintain, sell or otherwise dispose of pipelines and underground storage areas or facilities for the transmission, purchase, production, storage or sale of natural, artificial or mixed gas, together with such machinery, plants, appliances, supplies and other equipment and property used, useful or convenient to the operation and maintenance of said pipelines, and underground storage areas or facilities:

                  (c) To construct, purchase, lease or otherwise acquire, own, operate, maintain, sell or otherwise dispose of, a system or systems of communications by radio, telephone, telegraph or otherwise, together with such machinery, plants, appliances, supplies and other equipment and property used, useful or
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                                   Exhibit 6-A
                                   Page 3 of 11






         convenient to the operation and maintenance of such systems, for use only in connection with the business of the Corporation and not as common carrier or public utility;

                  (d) To manufacture, purchase, use, sell, lease and deal in machines and inventions consuming or utilizing gas, oil or vapor as a fuel, as light and/or heat, or other energy application, or as a raw material or other component in any manufacturing or corresponding process;

                  (e) To manufacture, purchase or otherwise acquire, lease, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description;

                  (f) To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, either tangible or intangible, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any or the corporation's property and assets, or any interest therein, wherever situated;

                  (g) To exercise the power of eminent domain to the fullest extent permitted by Federal law or applicable State statutes for the purpose of acquiring such real or personal property and such casements, rights of way, licences or other interest in such real or personal property, as may be necessary or convenient in the construction and/or operation and maintenance of any property or facilities of the Corporation to which such Federal law or applicable State statutes apply;

                  (h) To acquire, bring together, hold, dispose of and deal in, royalty and other interests in minerals and to manage and control said mineral interests and to collect the revenues arising therefrom:
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                                   Exhibit 6-A
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                  (i)      To lend money for its corporate purposes. invest and
         reinvest its funds, and take. hold and deal with real and personal property as security for the payment of funds so loaned or invested;

                  (j) To apply for, receive, acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, territorial rights, licenses, permits, certificates, privileges or other governmental authorization from any Federal, State, or local governmental agency, inventions, improvements and processes, copyrights, trademarks and trade names, that may be necessary, appropriate, or convenient for the carrying out of any of the business or purposes to be conducted or promoted by the corporation;

                  (k) To enter into, make, perform, carry out and rescind contracts of every kind including contracts of guaranty and suretyship, as principal agent or otherwise, with any person, firm, association, corporation, government, state, municipality, or other governmental agency or political subdivision thereof or body politic, or colony or dependency thereof,

                  (l) To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limits as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants. bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes;

                  (m) To participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind or in any transaction, undertaking or
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                                   Exhibit 6-A
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         arrangement which the participating corporation would have power to conduct

         by itself, whether or not such participation involves sharing or delegation of control with or to others:

                  (n) To carry on and conduct research work upon any and all problems arising in connection with the development of its properties for the purchase, production, storage and transportation of oil, gas, sulphur and other minerals and mineral substances either gaseous, liquid, or solid, and the refining and extraction therefrom and the refining of any product or byproduct or derivative thereof and any commercial use, or application of any such minerals or mineral substances or products, by-products, or derivatives thereof, or in connection with any of the other objects and purposes of the Corporation;

                  (o) To conduct and carry on any of the objects and purposes herein enumerated through or by means of investment in subsidiaries or in the stock, securities, or other evidences of interest in corporations, joint stock companies, syndicates, firms, trusts, partnerships; or other associations of any kind engaged in carrying on or conducting any one or more of the businesses or enterprises which the Corporation is authorized to conduct and carry on hereunder;

                  (p) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof
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                                   Exhibit 6-A
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         to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof;

                  (q) To purchase or otherwise acquire its own shares of stock and its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, and to cancel or to hold, transfer or reissue the same to such persons, firms, corporations or associations and upon such terms and conditions as the Board of Directors may in its discretion determine, without offering any thereof on the same terms or on any terms to the stockholders then of record or to any class of stockholders;

                  (r) To aid in any manner any corporation, joint stock company, syndicate, association or trust, domestic or foreign, or any firm, or individual, any shares of stock in which or any bonds, debentures, notes, securities, evidences of indebtedness, contracts or obligations of which are held by or for this Corporation, directly or indirectly, or in which, or in the welfare of which, this Corporation shall have any interest, and to do any acts designed to protect, preserve, improve or enhance the value of any property at any time held or controlled by this Corporation or in which it may be at any time interested, directly or indirectly, or through other corporations or otherwise; and to cause to be formed, merged, consolidated, or reorganized or liquidated and to promote, take charge of or aid in any way permitted by law, the formation, merger, consolidation, reorganization or liquidation of any corporation or entity in the United States or elsewhere;

                  (s) To sue and be sued in all courts and participate, as a party, or otherwise. in any judicial, administrative, arbitrative or other proceeding, in its corporate name, and to delegate by power of attorney to any person or persons authority to commence, prosecute, defend, compromise or settle any claims, actions or suits in behalf of or against the Corporation, either at law or in equity or otherwise:
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                                   Exhibit 6-A
                                   Page 7 of 11






                  (t) To issue its capital stock, bonds, debentures, or other obligations in payment for property purchased or acquired by it, or for money borrowed, or for any other lawful object in or about its business;

                  (u) To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation:

                  (v) To pay pensions and establish and carry out pension, profit sharing, stock option, stock purchase, stock bonus, retirement, benefit, incentive and compensation plans, trusts and provisions for any or all of its directors, officers, and employees, and for any or all of the directors, officers, or employees of its subsidiaries;

                  (w) To provide insurance for its benefit on the life of any of its directors, officers, or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholder.

                  (x) In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

         The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

         FOURTH. The total number of shares of stock which the corporation shall have authority to issue is fifteen million (15,000,000) and the par value of
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                                   Exhibit 6-A
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each of such shares is Twenty-five Dollars ($25) amounting in the aggregate to
Three Hundred Million Dollars ($375,000,000).

         FIFTH. The Corporation is to have perpetual existence.

         SIXTH. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

         1. The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-laws, but in no case shall the number be less than three. The directors need not be stockholders.

         2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  (a) To make, alter or repeal the By-laws of the Corporation subject to the power of the stockholders to alter or repeal the By-laws made by the Board of Directors.

                  (b) Subject to the applicable provisions of the By-laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Corporation, or any of them, shall be opened to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by statute, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

                  (c) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

                  (d) To determine whether any, and, if any, what part, of the net profits of the Corporation or of its surplus shall be
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                                   Exhibit 6-A
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         declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such net assets in excess of capital.

                  (e) To set apart out of any funds of the Corporation available for dividends a reserve or reserves for any property purpose and to abolish any such reserve or reserves, to make such other provisions, if any, as the Board of Directors may deem necessary or advisable for working capital, for additions, improvements and betterments to plant and equipment, for expansion of the business of the Corporation (including the acquisition of real and personal property for that purpose) and for any other purposes of the Corporation.


                  (f) By resolution or resolutions passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any, member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

                  (g) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or
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                                   Exhibit 6-A
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         substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

                  (h) The Corporation may in its By-laws confer powers upon its Board of Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.

         SEVENTH. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         EIGHTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         NINTH. No non-voting equity securities of the Corporation may be issued. This provision is to comply with Section 1123 of the United States Bankruptcy Code, 11 U.S.C. Section 1123(a)(5)(1), and Section 1123(a)(6), shall have no force and effect except to the extent required by such Section so long as such Section is in effect and applicable to the Corporation.

4. This Amended and Restated Certificate of Incorporation was duly adopted by the board of directors in accordance with Section 245 of the General Corporation Law of the State of Delaware and, pursuant to Section 303 of the General Corporation Law of the State of Delaware, in accordance with the Corporation's
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                                   Exhibit 6-A
                                   Page 11 of 11




Second Amended Plan of Reorganization, as further amended, dated July 17, 1995, as confirmed by the U. S. Bankruptcy Court for the District of Delaware on November 15, 1995. The undersigned are the proper officers to execute this Certificate under the provisions of Section 303(c) of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said COLUMBIA GAS TRANSMISSION CORPORATION has caused this certificate to be signed by R. LARRY ROBINSON, its President and attested by STEPHEN J. SMALL, its Secretary this 28th day of November, 1995.

                                  COLUMBIA GAS TRANSMISSION CORPORATION


                                  By /s/ R. Larry Robinson
                                    --------------------------------------------
                                               President

(Corporate Seal)

ATTEST:


By /s/ Stephen J. Small
  -----------------------------------
               Secretary